                                                                      EXHIBIT 11



                   UNITED DENTAL CARE, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)


                                                                            For Three Months Ended       For Nine Months Ended
                                                                                 September 30,               September 30,
                                                                             --------------------         -------------------
                                                                              1995          1996           1995         1996
                                                                             -------       ------         -------      ------
 I.      Reported net earnings
         ---------------------
         Income before extraordinary charge . . . . . . . . . . . . . .     $   960       $1,876          $2,211      $4,932
         Extraordinary charge, net of tax . . . . . . . . . . . . . . .        (142)        ----            (142)       ----
                                                                            -------       ------         -------      ------
                       Net income . . . . . . . . . . . . . . . . . . .     $   818        1,876           2,069       4,932
                                                                            =======       ======         =======      ======
 II.     Primary earnings per share
         --------------------------
         A.   Shares outstanding
              Weighted average number of shares outstanding during
                    period  . . . . . . . . . . . . . . . . . . . . .         4,756        6,908           4,428       6,906
              Shares potentially issuable upon the assumed exercise of
                    stock options, net of assumed repurchase using the
                    Treasury Stock Method  . . . . . . . . . . . . . . .        300          261             418         298
                                                                            -------       ------         -------      ------
              Total common shares and common equivalent shares . . . . .      5,056        7,169           4,846       7,204
                                                                            =======       ======         =======      ======
         B.   Computation of net earnings per share. . . . . . . . . . .
              Income before extraordinary charge . . . . . . . . . . . .    $  0.19       $ 0.26         $  0.45      $ 0.68
              Extraordinary charge, net of tax.  . . . . . . . . . . . .       (0.03)        ----           (0.03)       ----
                                                                             -------       ------         -------      ------
                       Net income  . . . . . . . . . . . . . . . . . . .     $  0.16       $ 0.26         $  0.42      $ 0.68
                                                                             =======       ======         =======      ======

 III.    Fully diluted earnings per share (see NOTE below)
         -------------------------------------------------
         A.   Shares outstanding
              Weighted average number of shares outstanding during
                    period . . . . . . . . . . . . . . . . . . . . . . .       4,756        6,908           4,428       6,906

              Shares potentially issuable upon the assumed exercise of
                    stock options, net of assumed repurchase using the
                    Treasury Stock Method  . . . . . . . . . . . . . . .         355          276             513         302
                                                                             -------       ------         -------      ------
              Total common shares and common equivalent shares . . . . .       5,056        7,184           4,941       7,208
                                                                             =======       ======         =======      ======
         B.   Computation of net earnings per share
              Income before extraordinary charge   . . . . . . . . . . .     $  0.19       $ 0.26         $  0.45      $ 0.68
              Extraordinary charge, net of tax   . . . . . . . . . . . .       (0.03)        ----           (0.03)       ----
                                                                             -------       ------         -------      ------
                       Net income  . . . . . . . . . . . . . . . . . . .     $  0.16       $ 0.26         $  0.42      $ 0.68
                                                                             =======       ======         =======      ======



NOTE: The amounts of per share earnings on the fully diluted basis are not required to be presented in the consolidated statements of operations under the provisions of Accounting Principles Board Opinion No. 15 since there is no significant difference between primary and fully diluted earnings per share.